Van Kampen Income Trust
                          Item 77(O) 10F-3 Transactions
                         January 1, 2004 - June 30, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
Elizabeth   01/08/  2,250,    $100  $225,000  40,000   0.02%   0.08    Credit
Arden, Inc    04      000             ,000                      %      Suisse
                                                                       First
                                                                      Boston,
                                                                       Morgan
                                                                      Stanley,
                                                                     CIBC World
                                                                      Markets
  Primus    01/13/  2,000,    $100  $200,000  125,00   0.05%   0.25    Lehman
  Tele-       04      000             ,000       0              %    Brothers,
communicat                                                             Morgan
   ions                                                               Stanley,
 Holding,                                                            Jefferies
   Inc.                                                              & Company
                                                                        Inc